Exhibit 4.3

FIFTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of July 3, 2017, among Consolidated Communications, Inc., an Illinois corporation (as successor to Consolidated Communications Finance II Co., the “Company”), the Guarantors listed on the signature page hereto each of which is a subsidiary of the Company (the “New Guarantors”), and Wells Fargo Bank, National Association, a national banking association (or its permitted successor), as trustee under the Indenture referred to below (the “Trustee”). Capitalized terms used herein without definition shall have the meanings ascribed to them in the Indenture.

W I T N E S S E T H

WHEREAS, the Company and the other Guarantors party thereto have heretofore executed and delivered an Indenture, dated as of September 18, 2014, as amended by a First Supplemental Indenture, dated as of October 16, 2014, a Second Supplemental Indenture, dated as of November 14, 2014, a Third Supplemental Indenture, dated as of June 8, 2015, and a Fourth Supplemental Indenture, dated as of January 1, 2016 (as amended, supplemented or otherwise modified from time to time, the “Indenture”), providing for the issuance by the Company of its 6.50% Senior Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances a new Guarantor of the Company, including the New Guarantors, shall execute and deliver to the Trustee a supplemental indenture pursuant to which such New Guarantors shall, subject to Article 10 of the Indenture, unconditionally guarantee the Notes on the terms and conditions set forth therein (the “Note Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture;

WHEREAS, the execution and delivery of this Supplemental Indenture has been authorized by resolutions of the boards of directors or equivalent managing bodies of the Company and the New Guarantors; and

WHEREAS, all conditions precedent and requirements necessary to make this Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled, and the execution and delivery hereof has been in all respects duly authorized.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company, the New Guarantors and the Trustee mutually covenant and agree for the benefit of each other and for the equal and ratable benefit of the Holders as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

1

ARTICLE 2

AGREEMENT TO GUARANTEE

Section 2.1 Agreement to be Bound. Each New Guarantor hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 2.2 Guarantee. Each New Guarantor agrees, on a joint and several basis with all the existing Guarantors and each other New Guarantor, to fully, unconditionally and irrevocably Guarantee to each Holder and the Trustee, the Company’s obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture applicable to “Guarantors.”

ARTICLE 3

MISCELLANEOUS

Section 3.1 Execution and Delivery. This Supplemental Indenture shall be effective upon execution by the parties hereto. The Company hereby represents, warrants, and certifies to the Trustee that the execution of this Supplemental Indenture is authorized and permitted by the Indenture, and constitutes the legal, valid and binding obligation of the Company and the Guarantors enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing. Each New Guarantor agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

Section 3.2 Benefits Acknowledged. Each New Guarantor’s Note Guarantee is subject to the terms and conditions set forth in the Indenture. Each New Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to its Note Guarantee and this Supplemental Indenture are knowingly made in contemplation of such benefits.

Section 3.3 Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

Section 3.4 Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 3.5 New Guarantor May Consolidate, Etc., on Certain Terms. No New Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into, any Person other than as set forth in Section 10.04 of the Indenture.

Section 3.6 Release. Each New Guarantor’s Note Guarantee shall be released as set forth in Section 10.05 of the Indenture.

2

Section 3.7 No Recourse Against Others. Pursuant to Section 12.07 of the Indenture, no director, officer, employee, incorporator or stockholder of any New Guarantor shall have any liability for any obligations of the New Guarantor under the Notes, the Indenture, this Supplemental Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. This waiver and release are part of the consideration for the Note Guarantee.

Section 3.8 Governing Law. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.9 Waiver of Jury Trial. EACH OF THE COMPANY AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE NOTE GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 3.10 Counterparts. The parties may sign any number of copies of this Supplemental Indenture (including by electronic transmission). Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 3.11 Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.12 Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guarantors and the Company. In entering into this Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee, including its right to be compensated, reimbursed and indemnified, whether or not elsewhere herein so provided. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture, all of which recitals are made solely by the Company and the Guarantors. The Company hereby confirms to the Trustee that this Supplemental Indenture has not resulted in a material modification of the Notes for Foreign Accounting Tax Compliance Act (“FATCA”) purposes. The Company shall give the Trustee prompt written notice of any material modification of the Notes deemed to occur for FATCA purposes. The Trustee shall assume that no material modification for FATCA purposes has occurred regarding the Notes, unless the Trustee receives written notice of such modification from the Company.

[SIGNATURE PAGE FOLLOW]

3

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

COMPANY: CONSOLIDATED COMMUNICATIONS, INC. By: /s/ Steven L. Childers Name: Steven L. Childers Title: Chief Financial Officer

GUARANTORS:

NEW GUARANTORS:

Northern New England Telephone Operations LLC, as Guarantor

FairPoint Business Services LLC, as Guarantor

Telephone Operating Company of Vermont LLC, as Guarantor

BE Mobile Communications, Incorporated, as Guarantor

Bentleyville Communications Corporation, as Guarantor

Berkshire Cable Corp., as Guarantor

Berkshire Cellular, Inc., as Guarantor

Berkshire New York Access, Inc., as Guarantor

Berkshire Telephone Corporation, as Guarantor

Big Sandy Telecom, Inc. , as Guarantor

Bluestem Telephone Company, as Guarantor

C&E Communications, Ltd. (d/b/a C& E Teleadvantage), as Guarantor

Chautauqua & Erie Communications, Inc., as Guarantor

Chautauqua and Erie Telephone Corporation, as Guarantor

Chouteau Telephone Company, as Guarantor

Columbine Telecom Company, as Guarantor

Comerco, Inc., as Guarantor

By:  /s/ Steven L. Childers

Name:  Steven L. Childers

Title:  Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

GUARANTORS:

NEW GUARANTORS (continued):

C-R Communications, Inc., as Guarantor

C-R Long Distance, Inc., as Guarantor

El Paso Long Distance Company, as Guarantor

Ellensburg Telephone Company, as Guarantor

Elltel Long Distance Corp., as Guarantor

Enhanced Communications of Northern New England Inc., as Guarantor

ExOp of Missouri, Inc., as Guarantor

FairPoint Broadband, Inc. , as Guarantor

FairPoint Carrier Services, Inc. (f/k/a FairPoint Communications Solutions Corp.), as Guarantor

FairPoint Communications Missouri, Inc., as Guarantor

FairPoint Communications, Inc., as Guarantor

FairPoint Logistics, Inc., as Guarantor

FairPoint Vermont, Inc., as Guarantor

Germantown Long Distance Company, as Guarantor

GTC Communications, Inc., as Guarantor

GTC, Inc., as Guarantor

Marianna and Scenery Hill

Telephone Company, as Guarantor

Marianna Tel, Inc., as Guarantor

MJD Services Corp., as Guarantor

MJD Ventures, Inc., as Guarantor

Orwell Communications, Inc., as Guarantor

By:  /s/ Steven L. Childers

Name:  Steven L. Childers

Title:  Chief Financial Officer

GUARANTORS:

NEW GUARANTORS (continued):

Quality One Technologies, Inc., as Guarantor

Ravenswood Communications, Inc., as Guarantor

S T Enterprises, Ltd., as Guarantor

ST Long Distance, Inc., as Guarantor

St. Joe Communications, Inc., as Guarantor

Sunflower Telephone Company, Inc., as Guarantor

Taconic Technology Corp., as Guarantor

Taconic TelCom Corp., as Guarantor

Taconic Telephone Corp., as Guarantor

The Columbus Grove Telephone Company, as Guarantor

The Germantown Independent Telephone Company, as Guarantor

The Orwell Telephone Company, as Guarantor

Unite Communications SYSTEMS, Inc., as Guarantor

YCOM Networks Inc., as Guarantor

By:  /s/ Steven L. Childers

Name:  Steven L. Childers

Title:  Chief Financial Officer

[Signature Page to Fifth Supplemental Indenture]

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:  /s/ Alexander Pabon

Name:  Alexander Pabon

Title:  Assistant Vice President

[Signature Page to Fifth Supplemental Indenture]